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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Summary Consolidated Financial and Other Data," "Selected Consolidated Financial and Other Data" and "Experts" and to the use of our reports dated February 12, 1999,
except note 12, as to which the date is                      , 1999 in the
Registration Statement (Form S-1 No. 333-85779) and the related Prospectus of Illuminet Holdings, Inc. for the registration of shares of its common stock.



Seattle, Washington


               , 1999


                            ------------------------


     The foregoing report is in the form that will be signed upon the filing of the Amendment to Certificate of Incorporation with the Delaware Secretary of State as described in Note 12 to the consolidated financial statements.



                                          ERNST & YOUNG LLP



Seattle, Washington


September 14, 1999